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EXHIBIT 11- Statement Re: Computation of Per Share Earnings

CARROLLTON BANCORP

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
                                                                       Three Months Ended March 31
                                                               --------------------------------------------
                                                                     2001                       2000
                                                               -----------------          -----------------
Average shares outstanding                                            2,707,733                  2,770,507
                                                               =================          =================

Net income                                                              505,171                    425,562

Divide by average shares outstanding                                  2,707,733                  2,770,507
                                                               -----------------          -----------------

Earnings per share:  basic and diluted                                    $0.19                      $0.15
                                                               =================          =================
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